Exhibit 99.1

Sustainable Maritime Industries, Inc.

FOR IMMEDIATE RELEASE

HQSM ROADMAP UPDATE

Perspectives for 2007

Seattle, Washington September 18th, 2006– HQ Sustainable Maritime Industries, Inc. (HQ) (OTCBB: HQSM),

Dear Shareholders:

HQ Sustainable Maritime Industries Inc., has laid the framework for the upcoming year and the indications of its direction for the years that follow. The new corporate, marketing and sales offices in Seattle are a great asset to the company and have generated numerous new and exciting opportunities to the company. The sales and branding as well as linkages with American based health and certification bodies such as the Aquaculture Certification Council, the American Heart Association, various sustainable seafood and organic product promotion organizations has given our products and the impact of the company’s message new meaning. Through our open house we have received encouragement and expressions of support from so many, summed up by the Seattle Intelligencer article in July and a strong response to our Alexander Haig interview on World Business Review, broadcast nationally in August (now available on our web site) and the soon to be broadcast Business and Beyond documentary about our company. We appreciate this support beyond words and we are proud to be a member of this community and Head Officed in the United States.

Priorities;

1.	“TiLoveYa” toxin free ‘no-off-taste’ Tilapia products;

HQSM recently published to its web site Q&A to Dr. Stephen Newman which highlights the unique toxin free methods used in relation to its “TiLoveYa”™ branded products. Regarding ‘no-off-taste’ Dr. Newman had this to say,

“ HQSM Tilapia are produced in ponds using rain water collected for the purpose of rearing the fish. Water quality is kept at a high level to avoid the accumulation of excessive nutrients that characterize eutrophic waters. The use of polyculture is one important tool to accomplish this. Three species of fish are being reared in the ponds at the same time, feeding on different types of food in the ponds. These factors ensure that the water quality remains in balance not allowing the algae or bacteria that produce off-flavors to proliferate.”

This commitment to quality is essential to attract quality American and European buyers who in turn are pressured by their clients and consumers to achieve the highest standards. Our company achieves these standards against a backdrop of sustainability and environmental and social responsibility which are hallmarks of corporate responsibility and fair trade. From Wholefoods (See http://www.wholefoodsmarket.com/issues/fishforever.html ) to Wal-Mart (See http://www.wal-martfacts.com/articles/4425.aspx) to McDonalds (See http://csr.blogs.mcdonalds.com/default.asp?item=185803 ), these standards are in demand.

2.	Direct Sales from the Pacific North-West;

Much more than the relocation of the corporate office and the hiring of sales professionals, the new office spear-heads a redefinition of our zero-toxin products directly to our target buyers, retail and Food Service Industry purchasers. We are in final negotiations with several such buyers intent on our toxin-free TiLoveYa™ products and will announce these upon completion. Our sales team headed up by Trond Ringstad and Robert Emel have shown their skills and knowledge in bringing our company so quickly to this level.

3.	China Health Product Sales

HQSM currently produces a variety of health products that are very popular in China where the products are currently marketed. HQSM is finalizing negotiations with another large retail distributor in Guangdong Province China. Sales have been growing well and are expected to continue to grow as the public becomes more familiar with our products and enjoys the health benefits of these products. Expanded Sales to international markets will begin in 2007.

4.	Organic Production

HQSM recently announced the preliminary agreement with the Township of Qionghai providing an expanded production base for organic Tilapia. The undertaking benefits from local government involvement in the establishment of the necessary fresh water reservoir, aqueducts and construction of a network of ponds conveniently contiguous to each other and coordinated to receive organic feed from and to produce organic Tilapia for HQSM. The total project value is well in excess of USD 30 million. From our side we have undertaken, conditional on funding, to construct a 100,000 ton per year feedmill and a new processing plant. These two facilities will cost HQSM an estimated USD 17 million. The balance of the investment will come from the local government and cooperatives. The government’s responsibility is equivalent to a direct investment of well in excess of USD 15 million in terms of local infrastructure and cooperatives pond facilities. This project will allow HQSM to become, to its knowledge, the world leader in organic Tilapia production, doubling its production capacity to meet demand from American Retailers and Food Service Industry companies with whom our Seattle Office is currently dealing. The linkage between HQSM and the farmers will continue on a cooperative basis with cross agreements for feed supply from our feedmill, toxin-free ‘no-off-taste’ quality control and sales of toxin free farmed organic Tilapia to our processing plant.

5.	European Distribution

The direct sales initiated through the Seattle offices are intended to serve as a model for the expansion of direct sales tailored to the European market. A similar direct sales program centered in Europe will directly receive shipment of products tailored to European demand. Sales to Europe are going well and are expected to grow in 2007. Europeans love our toxin free products under the TiloveYa™ brand and we are working with several European based retail distribution chains.

Strategic Growth

HQSM has begun the process of migrating to a new exchange which will provide better investment access to American investors. We have reduced the board size and our Independent Non-executive directors are equal in number to our other directors. Audit and compensation committees consist exclusively of or are dominated by Independent Directors. Management believes that this process will increase acceptance of our company among larger institutions without jeopardizing the interests of our smaller shareholders. Specific provisions in our recent filings give those smaller shareholders additional shares to round up their holdings. Management believes that this process gives the company access to a stronger shareholder base, as well as, potentially, access to better debt and equity capital funding necessary to its growth. Management believes that completion of the above described plan will bring HQSM to new heights of profitability, earnings per share and most importantly gives it a strategic size to be able to supply larger buyers who cannot wait for our organic growth to meet their needs. HQSM is seizing the opportunities it has created now, for the benefits of its customers and shareholders alike. For further information of the measures taken for meeting higher listing standards required for larger stock exchanges, please see the Information Statement on Schedule 14C filed on September 15, 2006, available (See http://www.sec.gov/Archives/edgar/data/857073/000119312506191790/dpre14c.htmov.)

We thank you, our shareholders and customers, and welcome any questions or concerns that you, might have concerning our plans for growth and our partnership with you. Please contact us at Lillian@hqfish.com.

Lillian Wang, Chairman

HQ Sustainable Maritime Industries, Inc

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc. is an integrated aquaculture and aquatic product processing company, with operations based in the environmentally pristine island province of Hainan, in the South China Sea. HQ practices cooperative sustainable aquaculture, using nutraceutically enriched feeds and conducting fish processing and sales. The company is dedicated to sustainable toxin-free methods giving its customers the purest products possible. The Company holds HACCP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in these international markets. It owns a nutraceuticals and health products company, which is HACCP certified, and produces and sells products subject to stringent laboratory tests certified by the China Ministry of Health. This plant produces nutraceuticals, which enrich feed used by HQ’s cooperative aquaculture operations. In addition to headquarters in Seattle and operational offices based in Haikou, Hainan, HQ has offices in Hong Kong, Beijing, and Shanghai. (http://www.hqfish.com).

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,”

“should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HQ Sustainable Maritime Industries, Inc. (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings.” Consulting For Strategic Growth I, Ltd. (“CFSG”) provides HQ Sustainable Maritime Industries, Inc. (HQ) with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG receives a fixed monthly fee for the duration of the agreement. Independent of CFSG’s receipt of cash compensation from HQ, CFSG may choose to purchase the common stock of the company and thereafter sell those shares at any time it deems appropriate to do so.

Contact:

CONTACTS:

Norbert Sporns

Chief Executive Officer

HQ Sustainable Maritime Industries

Tel: 206-621-9888

Fax: 206-621-0318

Email Contact

Daniel Stepanek

Media Relations

CFSG1

Tel: 212-896-1202

Fax: 212-697-0910

Email Contact